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                         Consent of Independent Auditors



We have issued our report dated March 6, 1998, accompanying the consolidated financial statements included in the Annual Report of United States Exploration, Inc. on Form 10-KSB for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of United States Exploration, Inc. on Form S-8 (File No. 333-60983).

                                        /s/ Grant Thornton LLP

Wichita, Kansas
April 14, 1999